Placer Gold Corp.

New Trading Symbol; OTC: PGCR

Feb 24th 2009, Las Vegas NV. Placer Gold Corp., formerly Arctic Oil and Gas Corp. (AOAG) (the “Company”) has received our new trading symbol and will begin trading under the new symbol tomorrow Feb 25th, 2009. The new symbol on this date will be PGCR.

The Company is advancing financing, mining and development plans for a number of Alaska and South American placer gold projects, which are scheduled for development in 2009-2010.

Company Management has been conducting ongoing meetings with potential mine finance partners in Europe and the US and has received strong interest in our project financing proposals.

Please visit www.arcticoag.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Actual results may differ from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks associated with resource exploration risks related to competition, management of growth, new products, services and technologies, potential fluctuations in operating results, international expansion, commercial agreements, acquisitions and strategic transactions, government regulation and taxation. More information about factors that potentially could affect AOAG’s financial results is included in its filings with the Securities and Exchange Commission.

Contact:Peter Sterling 323-356-7777 sterlingpeter@yahoo.com